Exhibit 99.1

Warner Music Group Names Veteran Music Industry Entrepreneur,

Cameron Strang, CEO of Warner/Chappell Music

Warner/Chappell Acquires Southside, a Leading Independent Music Publishing Company Founded by Strang

David H. Johnson to Continue as Warner/Chappell’s Chairman

NEW YORK, January 4, 2011—Warner Music Group Corp. (NYSE: WMG) announced today the appointment of veteran music industry entrepreneur, Cameron Strang, as CEO of Warner/Chappell Music, one of the world’s leading music publishers. The appointment was announced jointly by Warner Music Group’s Chairman & CEO, Edgar Bronfman, Jr., and Warner/Chappell’s Chairman & CEO, David H. Johnson.

Strang, the founder of New West Records and Southside Independent Music Publishing, will serve as Warner/Chappell’s CEO effective January 1, 2011 and will be based in Los Angeles. Johnson will continue as Warner/Chappell’s Chairman until July 1, 2011, at which point Strang will assume the additional role of Warner/Chappell’s Chairman. Johnson, who had served as WMG’s Executive Vice President and General Counsel since 1999, was initially elevated to serve as interim CEO of Warner/Chappell in 2006, and was subsequently promoted to Warner/Chappell’s Chairman & CEO in 2007.

Warner/Chappell has also acquired Strang’s Southside Independent Music Publishing, a leading independent music publishing company that was behind some of the biggest hits of 2010 including two of the songs nominated for the 2011 “Record of the Year” Grammy Award—B.o.B.’s “Nothin’ on You” and Cee Lo Green’s “F*** You.” Other recent hit songs on Southside include: Bruno Mars’ “Grenade” (currently No. 1 on Billboard’s Hot 100 Chart) and “Just the Way You Are” (which spent four weeks at No. 1 on the Hot 100); K’Naan’s “Wavin’ Flag” (which was No. 1 on Billboard’s European Hot 100 for three weeks); Brad Paisley’s “American Saturday Night” (which reached No. 1 on the Mediabase Country Airplay chart) and Uncle Kracker’s multi-format hit, “Smile.”

In making the announcement, Bronfman said, “Cameron’s impressive track record of identifying and signing some of the industry’s most successful emerging songwriters and catalogs, and his proven success as an entrepreneur make him the ideal executive to lead Warner/Chappell. He has that rare combination of business smarts, operational experience and creative instincts, and I’m confident he’ll be a great fit for the progressive and entrepreneurial culture that exists within WMG.”

Bronfman added, “I want to offer Dave my profound gratitude for his extraordinary stewardship of Warner/Chappell over the past few years. Originally I asked Dave to serve as CEO on an interim basis while we conducted a search for a permanent leader. But it became quickly apparent that the leadership skills, judgment and ability to recruit top executive talent that led to Dave’s success in the legal world also made him the right choice to guide Warner/Chappell through a critical period. During his tenure, Dave has delivered excellent results at Warner/Chappell, including dramatic growth in both synch and digital revenue, and assembled an industry-leading music production business through the acquisition of the Non-Stop, V, Carlin, GrooveAddicts and 615 Music libraries. Dave has proven to be a versatile and highly capable executive who can succeed in a variety of roles, and I can’t thank him enough for his significant contributions to Warner/Chappell and WMG.”

Johnson said, “It’s been an honor to serve as Chairman & CEO of Warner/Chappell. I’m enormously proud of the work we have done, the team we have built and the results we have produced over these past four years. Throughout that time, Edgar and I have been looking for the right executive to lead Warner/Chappell into its next growth phase. Cameron’s experience as a successful independent record and publishing executive makes him the right person to lead Warner/Chappell. He’s prepared to seize the industry’s new opportunities while maintaining a tight focus on A&R and songwriter development. I want to thank Edgar for giving me the opportunity to thrive at WMG in both corporate and operational capacities. What began as a temporary role at Warner/Chappell turned into a long-term position that has truly been one of the highlights of my long career in the entertainment industry. I look forward to working with Edgar and Cameron over the next six months as we ready Warner/Chappell for this exciting new chapter in its illustrious history.”

Strang said, “I am thrilled to be joining the WMG team, the most innovative group of executives in the business. While the decision to transition from an independent to a major was a difficult one for me, the more I got to know the WMG team – including Edgar, Dave and Lyor Cohen – the more I realized that we share a common vision of what makes a successful modern music company and how companies must serve their artists nimbly and energetically. I can’t imagine a more exciting time to be joining Warner/Chappell or a better home for Southside. I’m looking forward to working with the legendary Warner/Chappell roster of writers and catalog as well as Warner/Chappell’s many talented employees.”

Strang is the founder of both Southside Independent Music Publishing and New West Records, and co-founder of DMZ Records, a joint venture record label he launched with Grammy-winning producer, T-Bone Burnett, and Academy Award-winning filmmakers, Joel and Ethan Coen. Since its founding in 2004 with the signing of J.R. Rotem (who went on to write numerous hits for Southside including Rihanna’s “S.O.S,” Sean Kingston’s “Beautiful Girls” and Leona Lewis’

“Better In Time”), Southside has developed a reputation for discovering and developing numerous talented writers, producers and artists. With the acquisition of Southside, in addition to its hit-laden catalog, Warner/Chappell gains a roster of some of the most successful writers in the business that spans multiple genres. These writers include: Bruno Mars, producer Brody Brown (“Grenade,” “F*** You” and “Bow Chicka Wow Wow”), Nashville-based writers, Ashley Gorley (named “Songwriter of the Year” at the 2009 ASCAP Country Music Awards) and Blair Daly (writer and co-writer of numerous hits including “Smile” performed by Uncle Kracker), and Christian music star, Matthew West. In 2009, Southside acquired Nashville-based music publishing company, Combustion Music, and the catalog of multi-Platinum recording artists, Kings of Leon. The band’s song, “Use Somebody,” went on to win three Grammys in 2010 and to become one of the biggest global hits of the decade.

Other top Southside songs include: Carrie Underwood’s “Jesus, Take The Wheel” (winner of the 2007 Grammy for Best Country Song); Trace Adkins’ “You’re Gonna Miss This” (awarded the Academy of Country Music’s 2009 Single Record of the Year); Brad Paisley’s “Then” and “American Saturday Night”; Carrie Underwood’s “This Time,” “All American Girl” and “Just A Dream”; Kenny Chesney’s “Where I Grew Up”; India.Arie’s “Ghetto”; Darius Rucker’s “It Won’t Be Like This For Long”; Flo Rida’s “Right Round” and “Who Dat Girl;” and Kings of Leon’s “Use Somebody,” “Sex on Fire,” “Taper Jean Girl” and “Molly’s Chambers.”

Strang launched New West Records in 1995 with the signing of singer/songwriter Billy Joe Shaver. In 1998, he moved the label’s home to Los Angeles, and in 2000, merged New West with Austin-based Doolittle Records. In 2001, the label released the Grammy Award-winning album Nothing Personal by roadhouse rocker Delbert McClinton, Shaver’s critically acclaimed album, The Earth Rolls On, as well as albums from breakout artist Tim Easton and veteran Stephen Bruton. During the last decade, Strang and New West have released numerous award-winning albums and built an impressive roster including Steve Earle, Dwight Yoakam, Kris Kristofferson, Rickie Lee Jones, Drive By Truckers, Ben Lee, Old 97’s, Buddy and Julie Miller. Recently New West acquired the Texas Music Group including the Antone’s label and the Watermelon Label, and released the award-winning soundtrack to the film Crazy Heart.

Strang graduated from University of British Columbia Law School in 1992.

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About Warner/Chappell Music

Warner/Chappell Music is WMG’s award-winning global music publishing company. The Warner/Chappell Music catalog includes standards such as “Happy Birthday To You,” “Rhapsody in Blue,” “Winter Wonderland,” the songs of Cole Porter and George and Ira Gershwin, as well as the music of Eric Clapton,

Green Day, Katy Perry, Led Zeppelin, Lil Wayne, Madonna, Nickelback, Paramore, Red Hot Chili Peppers, T.I. Timbaland, and others. Warner/Chappell Music is a leader in creating innovative strategies for marketing and promoting its songwriters and their music. The company’s extensive catalog makes it a natural first stop for A&R executives and record producers, feature film and television production companies, and others looking to record or license some of the world’s greatest music.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

Media Contacts

Will Tanous

212/275-2244

Will.Tanous@wmg.com

Amanda Collins

212/275-2213

Amanda.Collins@wmg.com

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